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                                                                   EXHIBIT 10.16

                                 PROMISSORY NOTE
                                   SECURED BY
                                  DEED OF TRUST

$612,000                                                Dated as of May 1, 1997



               FOR VALUE RECEIVED, Gregory P. Dougherty ("Employee") and
Nancy E. Dougherty (the "Employee" and Nancy E. Dougherty are sometimes collectively referred to herein as "Borrower"), husband and wife, residing at 5380 Arozzo Drive, San Jose, California promise to pay to the order of SDL, Inc., a Delaware corporation ("Lender"), at its offices located at 80 Rose Orchard Way, San Jose, California 95134, or such other place as Lender may designate from time to time, the principal sum SIX HUNDRED TWELVE THOUSAND AND NO/100 DOLLARS ($612,000). Borrower shall not be obligated to pay interest thereunder except as provided below.

               1.  Payment Provisions.

                   1.1 Payment. The principal amount of this Note shall be due and payable in full on the tenth (10th) anniversary of the date of this Promissory Note Secured by Deed of Trust ("Note") or in such amounts and on such earlier date(s) as provided by the terms of that certain written employment agreement between the Lender and Employee, as amended from time to time, or in such amounts and on such earlier date(s) as otherwise provided herein.

                   1.2 Voluntary Prepayment. Borrower reserves the right to prepay the outstanding principal amount of this Note in full or in part at any time during the term of this Note without notice and without premium or penalty.

                   1.3 Mandatory Prepayment

                       (a) If Lender makes any cash payment to Employee under the terms of stock option appreciation guarantee set forth in the second paragraph of the offer letter the employee of February 21, 1997, Employee shall prepay at the time of such payment, or promptly thereafter, such portion of the amount due under this Note as is equal to the net after tax proceeds of such cash payment.

                       (b) If Lender makes any bonus payments to Employee, then Employee shall prepay at the time of such payment, or promptly thereafter, such portion of the amount due under this Note as is equal to fifty (50) of the net after tax proceeds of such cash payment.

                   1.4 Loan Forgiveness;

                       (a) After Employee has remained in continuous employment with Lender for a period of five (5) years from the date of first employment at Lender, the principal amount owed under the terms of this Note shall be reduced by two hundred thousand dollars ($200,000).

                       (b) After Employee has remained in continuous employment with Lender for a period of ten (10) years from the date of first employment at Lender, the principal amount owed under terms of this Note shall be reduced by an additional two hundred thousand dollars ($200,000).

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                   1.5 Due on Sale. In the event that the Property (as defined below) or any portion thereof, or any interest therein is sold, agreed to be sold, conveyed or alienated by Borrower, or by operation of law or otherwise, the outstanding principal amount of this Note, irrespective of the maturity date set forth herein, at the option of Lender and without demand or notice shall immediately become due and payable.

                   1.6 Payment Method. All payments shall be made in lawful money of the United States of America.

               2. Security. Payment of this Note is secured by that certain Deed of Trust with Assignment of Rents (the "Deed Trust") of even date herewith, executed by Borrower and encumbering that certain real property known as 3580 Arozzo Drive, San Jose, California (the "Property") as a second priority lien.

               3. Governing Law. The terms of this Note shall be construed in accordance with the laws of the State of California. This Note has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit on this Note, Borrower shall submit, at Lender's request, to the jurisdiction of the courts of Santa Clara County, California.

               4. Amendments/Waivers. Any term of this Note may be amended or waived only upon the written consent of the Borrower and Lender.

               5. Default. All of the following shall be deemed events of default under this Note. Upon the occurrence of any such event of default, at the option of Lender (except with respect to the default described in subsection
(c) below, in which case acceleration shall be automatic), the entire principle balance owing hereunder shall at once become due and payable without notice of default or other notices or demands of any kind whatsoever, all of which are hereby expressly waived by Borrower and such principal amount shall, at the option of Lender, bear interest at the rate of eight percent (8%) (the "Default Rate"), until paid, such interest to be compounded annually and Borrower shall have and may exercise any and all rights and remedies available to it at law or equity, Lender's failure to exercise such option to accelerate shall not be construed a as waiver of the provisions hereof as regarding any subsequent event.

                       (a) Borrower fails to make payment of the full principal amount of this Note as and when the same becomes due and payable in accordance with the terms hereof; or

                       (b) Borrower fails to pay any amounts owed under Section
1.1 and/or Section 1.3 hereof; or

                       (c) Borrower receives a notice of a default under the deed of trust secured by a first priority lien on the Property ("First Deed of Trust"), which notice of default must be promptly delivered to Lender. The parties agree that a request for notice of default of the First Deed of Trust shall be recorded concurrently with the Deed of Trust hereunder; or

                       (d) Borrower fails fully and timely to perform or observe any other obligation or term of this Note, the Deed of Trust, the First Deed of Trust on its part to be performed or observed in accordance with the term hereof or thereof; or

                       (e) Borrower is the subject of an order for relief by a bankruptcy court, or is unable or admits in writing Borrower's inability to pay Borrower's debts as they mature, or make an assignment for the benefit of creditors; or Borrower applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer for Borrower or for all or any part of Borrower's property; or any receiver, trustee, custodian, conservator, liquidator, rehabilaitator or similar officer is


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appointed without the application of consent of Borrower, and the appointment continues undischarged or unstayed for sixty (60) calendar days; or Borrower institutes or consents to any bankruptcy, insolvency or similar proceeding relating to Borrower or to all or any part of Borrower's property under the laws of any jurisdiction; or any similar proceedings is instituted without the consent of Borrower and continues undismissed or unstayed for sixty (60) calendar days; or any judgment, warrant, writ of attachment of execution, or similar process is issued or levied against all or any part of the property of Borrower and is not released, vacated or fully bonded within thirty (30) calendar days after its issue or levy; or

                       (f) All or a substantial portion of the Property is condemned, seized or appropriated by a governmental body or agency.

               6. Exercise of Power of Lender. No single or partial exercise of any power hereunder or under the Deed of Trust shall preclude other or further exercises thereof or the exercise of any other power. Lender shall at all times have the right to proceed against any portion of the security for this Note in such order and in such manner as Lender may consider appropriate, without waiving any rights with respect to any of the security. Any delay or omission on the part of Lender in exercising any right hereunder or under the Deed of Trust shall not operate as a waiver of such right, or of any other right under this Note on the Deed of Trust.

               7. Successors and Assigns. This Note shall inure to the benefit of Lender and its successors and assigns. The obligations of Borrower hereunder shall not be assignable.


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               8. Liability for Costs and Expenses. In the event of default under this Note, Borrower will be liable for all costs and expenses of collection, including reasonable attorney's fees, incurred in collecting the money due hereunder, whether such items are incurred in or out of litigation, in or out of a bankruptcy case or proceeding, or otherwise.

               9. Waiver. Borrower waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Note. No extension of time for the payment of this Note shall affect the original liability under this Note of Borrower. The pleading of any statute of limitations as a defense to any demand against Borrower is expressly waived by Borrower to the full extent permitted by law.

               10. Setoff. The obligation to pay Borrower shall be absolute and unconditional and the rights of Borrower shall not be subject to any defense, setoff, counterclaim or recoupment or by reason of any indebtedness or liability at any time owing by Lender to Borrower.

               11. Payment Notice. This Note is subject to Section 2966 of the notice to Borrower, or its successor in interest, of prescribed information at least ninety (90) days and not more than one hundred fifty (150) days before any balloon payment is due.

               IN WITNESS WHEREOF, this Promissory Note Secured by Deed of Trust is executed and delivered as of the date first set forth above.




                                    BORROWER:



                                   /s/ Gregory P. Dougherty
                                   ---------------------------
                                   Gregory P. Dougherty


                                   /s/ Nancy E. Dougherty
                                   ----------------------------
                                   by her attorney in fact
                                   Nancy E. Dougherty